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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 4, 2002
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


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
          New York                   1-2360                           13-0871985
 (State of Incorporation)    (Commission File Number)     (IRS employer Identification No.)
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                 ARMONK, NEW YORK                      10504
     (Address of principal executive offices)        (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)

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Item 5. Other Events

    The registrant's press release dated December 4, 2002, regarding its plans for pension funding, is Attachment I of this Form 8-K.

     Attachment II of this Form 8-K is IBM's Chief Financial Officer John R. Joyce's presentation on December 4, 2002 to securities analysts, regarding the registrant's plans for pension funding.

     IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.





                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:   December 4, 2002


                                        By:  /s/   Robert F. Woods
                                        ------------------------------
                                              (Robert F. Woods)
                                         Vice President and Controller

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                                                                    Attachment I

                     IBM ANNOUNCES PLANS FOR PENSION FUNDING

      ARMONK, NEW YORK, Dec. 4, 2002 ... IBM today announced that it plans to fund the company's U.S. pension plan fully through a contribution of cash and/or stock this year. IBM currently estimates a difference of $3.0 billion between the U.S. plan's assets and projections of benefit obligations on an accumulated benefit obligation or ABO basis. The amount and structure of the contribution will be determined by year-end 2002, with the final funding decision dependent upon several variables, primarily the performance of capital markets and interest rates.

      "During our analysts briefings, we said that we were considering contributing up to $1.5 billion a year to the U.S. pension fund through 2005. At that time, the U.S. plan was underfunded by approximately $4.5 billion," said John R. Joyce, IBM's senior vice president chief financial officer. "Since then, the equity markets have improved and the status of our pension fund has also improved. Assuming that the capital markets and interest rates do not deteriorate significantly between now and year-end, we plan to restore the U.S. pension plan -- by far our largest pension plan -- to fully funded status this year.

      "Although we are not required to fund the U.S. pension plan at this time, we want to deal with the pension gap now. We believe that funding the pension plan achieves the right balance among the interests and needs of IBM employees, retirees and shareholders."

      IBM has not contributed to the U.S.-pension plan since 1995. Mr. Joyce indicated that any contribution to the pension plan would not affect operating budgets or strategic initiatives.

      "We will continue to invest approximately $5 billion in both research and development and $5 billion in capital expenditures, and we will continue to look for investments that support our e-business on demand strategy," said Mr. Joyce. "In addition, we do not expect this funding plan to change our expectations for earnings per share in 2003."

      While some of the non-U.S. pension plans will be overfunded at year's end, IBM will continue to fund the non-U.S. underfunded plans over time.

      "We have generated $21 billion of free cash flow over the last three years and our balance sheet and cash flow are strong enough to deal with issues like pension funding as they arise," said Mr. Joyce.


CONFERENCE CALL AND WEBCAST

      IBM will conduct a conference call regarding its pension plans and funding decision, scheduled to begin at 5:00 p.m. EDT, today. Investors may participate by viewing the webcast at www.ibm.com/investor/events/ibm1202. Additional materials of interest to shareholders, including a transcript of Mr. Joyce's remarks will also be available on that site.


                                     # # #



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                                                Attachment II

Thank you, Jackie. Good afternoon. This is Hervey Parke, Vice President of Investor Relations for IBM Thank you all for joining us for this update.

At this time, the opening page of the presentation should have automatically loaded, and you should be on Chart 1, the title page.

Let me point out that shortly, you will be able to link to the prepared remarks using a link found at the bottom of the presentation window. And later this evening, a replay of this webcast will be available on this website.

Now, please click on the NEXT button and move to chart 2.

Certain comments made by John Joyce or myself during this call may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the company's filing with the SEC. Copies are available from the SEC, from the IBM web site, or from us in Investor Relations.

Now, please click again on the NEXT button for chart 3.

And at this time, let me turn the call over to John Joyce, IBM's Senior Vice President and Chief Financial Officer.

Good afternoon.

When we last met at our Fall Analyst Meeting 3 weeks ago, I mentioned there was a range of alternatives regarding the timing and amount of funding to our pension plans.

I indicated that we might put $1.5 billion a year into our U.S. pension fund for three years to address the gap to our Accumulated Benefit Obligation, or ABO.

But with the positive move in the equity market since then, that $4.5 billion amount has been reduced to $3 billion, based on current estimates.

All of this analysis follows Generally Accepted Accounting Principles, and I should mention that no funding is currently required in the U.S. to meet ERISA standards.

So this afternoon, we met with our Board of Directors to advise them of management's plans for funding at the end of the year. Let me provide you with an update.

The Board has supported management's plan to make an additional contribution to our pension fund. It will be a mixture of cash and stock.

By year-end, we intend to fund the U.S. pension plan to a level that meets its Accumulated Benefit Obligation, or ABO. The U.S. fund is by far the largest fund, representing about two thirds of IBM's benefit obligations.

As in prior years, there will also be some partial funding of various non-U.S. plans. This will not affect our financial flexibility to make planned investments in IBM's growth.

Let me emphasize that the key objective of this plan is to enable us to stay on top of our pension obligations, particularly given the uncertainty of the equity markets. We want the current U.S. shortfall behind us -- period.

As you know, the Accumulated Benefit Obligation is an accounting estimate of the present value of future pension payments earned to date by our existing workforce and retirees.

It is a calculation that is made on the last day of the year.


As of today, about 4 weeks before the end of the year, we estimate the amount of this contribution to the U.S. fund to be about $3 billion based on the current equity markets and corporate bond rates.

While there could be some movement, up or down, between now and the end of the year, we do have the flexibility to increase our funding if there are declines over the next few weeks. For example, a significant move in the equity markets from current levels -- or in our current assumption of a discount rate in the range of 6.75% to 7%.

And while I am not going to commit to a ceiling on how high we will take the funding, should the U.S. deficit rise to the $4.5 billion range, we might reconsider our funding options. If we do not fully fund the U.S. pension plan, there would be a reduction in equity.

For the current $3 billion shortfall, we have the ability to fund in cash, stock, or a combination of the two.

We recently filed an S3 to give us the flexibility to use stock in funding our pension plan. The use of stock helps us retain overall financial strength, particularly in our core debt levels.

Our plan at this time is to fund it with $1.5 billion in cash and $1.5 billion in stock.



Now, please click on the Next button for chart 4 for a review our historical use of cash from operations.

KEY ANNUAL CASH INVESTMENTS

This chart shows key annual cash investments between 1998 and a rough estimate of 2002 by sell-side analysts.

Depending on opportunities for best Return on Invested Capital quarter by quarter, we have put varying amounts of cash into internal investment for organic growth, acquisitions, and stock buyback.

I mentioned a few weeks ago that we have put about $5 billion in R&D, $5 billion in Capital Expenditures, and recently, $5 billion in Acquisitions.

During the dot-com bubble, our acquisition levels were very small due to unrealistic valuations, so our stock buybacks were strong.

With our recent acquisitions of PwC Consulting and several small software companies, our stock buy-back has been reduced.

Looking ahead, we will continue to invest in R&D at about the same rate, particularly as we shift more of our emphasis to Services and Software technologies.

We also plan to invest at approximately the same rate in capital assets, particularly in support of our Outsourcing and Financing businesses, as well as necessary capacity to meet demand in our Technology business.

And we will continue to repurchase stock next year, although at a much lower rate than in the past through the 1st half of the year. By the 3rd or 4th quarter of next year, this should also be back to more significant levels.


Next -- let's review the effect on the debt structure of our balance sheet. Please move to chart 5.

DEBT STRUCTURE AND BALANCE SHEET EFFECTS

This chart shows the amount of debt on our balance sheet since 1998, and the associated debt ratios that we highlight in our quarterly reports.

Our Financing debt, which makes up the vast majority of our debt requirements, remains conservatively leveraged, and it is aligned with our IT financing assets.

Let me emphasize that all we are discussing is our Core debt, which at the end of the 3rd quarter was about $1.6 billion, or 6% of our total debt.

We currently expect our Core debt levels to reach approximately $3 billion at the end of this year, assuming we put the $3 billion into the U.S. Pension plan. And remember that our debt levels typically peak at the end of the 1st quarter. We are targeting to get this back down to conservative levels by the end of 2003. These levels of core debt are very reasonable in light of our cash on the balance sheet.

Let me make one other point. I mentioned that our intention is to fund the large U.S. Pension plan to ABO this year. The U.S. fund represents roughly two thirds of our worldwide total, and we have not infused cash into this plan since 1995.

While some of the non-U.S. pension plans will be overfunded at year-end, we will continue to fund the non-U.S. underfunded plans over time.

As you know from GAAP pension accounting, when pension liabilities exceed the value of pension assets at year-end, equity is charged for the reversal of prepaid pension assets and current liabilities on an after-tax basis. These equity reductions are noncash events and have no impact on income.

The combined impact from the non-U.S. Plans would currently be sized as an equity reduction of about $2.7 billion. And as I said before, a precipitous drop in the equity markets between now and the end of the year could make it impractical to fund the U.S. plan's assets back to ABO levels, resulting in an additional equity reduction that is significantly greater than the non-U.S. equity reduction. But as I said earlier, we intend to fully fund this plan, even if the current market level erodes somewhat.

From our discussions with Moody's and S&P, our plans should have no impact on our debt ratings. I should point out that Fitch, whose ratings have been above the other two, is still reviewing their assessment.

Finally, let me address the significance of this on earnings. We do not expect this funding plan to change our expectations for Earnings Per Share in 2003. The resulting improvement in net income from our pension plan would be roughly offset by lower stock buyback and by higher interest expense.

Now click on the Next button and I'll wrap up.

Let me net out the three keys to our funding initiative. First, we intend to step up to the largest portion of our funding gap this year, funding the U.S. Pension plan to our ABO level, in addition to continued funding of our non-U.S. plans at recent levels.

Second, this will not impede our internal investments for growth in critical areas such as R&D and Capital Expenditures and third, we intend to reduce our core debt levels back to historically conservative levels by the end of 2003.

If you step back and consider, over the last two years, the decline in the equity markets caused problems for almost all companies with pension funds. Some companies will deal with this issue over a period of several years. But because of the strength of our cash flow and of our balance sheet, we have chosen to put the largest part of this behind us now.

As many of you who have dug into pension accounting have discovered, a lot of the considerations are technical and complicated.

In the end, we think this is the right thing to do. It is the right decision for our employees and retirees. It is a good business decision, and we want to be just as proactive about this as we have been with other key business decisions this year.

We'll make a final decision toward year-end, and we'll update you at that time.

Now Hervey and I will take a few of your questions for clarification.

Operator -- please provide instructions.


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IBM
PENSION FUNDING UPDATE

DECEMBER 2002

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-2-

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the Company's filing with the SEC. Copies are available from SEC, from the IBM web site, or from IBM Investor Relations.

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                              IBM KEY INVESTMENTS

                                     [CHART]


     "Omitted Chart" is available on IBM's website (www.ibm.com/investor)."



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                           IBM FINANCING & CORE DEBT

                                    [CHART]
                                                                2003
                    1998    1999    2000    2001     2002E      TARGET
----------------------------------------------------------------------
Core Debt / Cap      10%      9%      6%      7%      < 12%     < 10%
CF Leverage         6.5     5.5     6.6     6.8        6.8       6.8
----------------------------------------------------------------------


     "Omitted Chart" is available on IBM's website (www.ibm.com/investor)."



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